UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 20, 2006

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-2642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2006, Bank of China (Hong Kong) Limited (the “BOC Bank”) increased the amount available under the credit facility (the “BOC Facility”) of Comtech International (Hong Kong) Limited ("Comtech HK"), a wholly-owned subsidiary of Comtech Group, Inc. (the “Company”), from $9,000,000 to $15,000,000. The BOC Facility is secured by funds on deposit with the BOC Bank in an amount of $5,000,000; the interest ranges from LIBOR plus 1.75% to 2% per annum, depending on different kinds of borrowings made from the BOC Facility; the BOC Facility is repayable on demand by the BOC Bank and the BOC Bank may increase, reduce and/or cancel the facilities by notice to the Company; the interest on the BOC Facility will accrue until payment therefor is demanded by the BOC Bank. The BOC Facility is guaranteed by the Company. Comtech HK currently has approximately $1,000,000 outstanding under the facility.

The Company previously filed a Current Report on Form 8-K, dated October 7, 2005, reporting entry into the BOC Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Jingwei (Jeffrey) Kang

Name: Jingwei (Jeffrey) Kang Title: Chief Executive Officer

Dated: December 22, 2006